Exhibit 10.22

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

VINFAST TRADING & INVESTMENT PTE. LTD

DEED POLL

relating to

VINGROUP JOINT STOCK COMPANY

Fixed Rate Exchangeable Bonds due 2027

18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong Tel: +852.2912.2500 www.lw.com

TABLE OF CONTENT

Page

1.	INTERPRETATION	1

	1.1 Definitions	1
	1.2 Clauses	6
	1.3 Headings	6
	1.4 Other agreements	6
	1.5 Legislation	6
	1.6 Benefit of Deed Poll	6

2.	ACCOUNTHOLDERS AND CLEARING SYSTEM ENTRIES	7

	2.1 Accountholders	7
	2.2 Evidence	7

3.	EXCHANGE	7

	3.1 Exchange Rights	7
	3.2 Exchange Procedure	8
	3.3 Adjustments to Exchange Rate – Pre-Liquidity Event	10
	3.4 Adjustments to Exchange Rate – Post-Liquidity Event	16
	3.5 Notices relating to the Exchange Rights	23
	3.6 Cash Alternative Election	25
	3.7 Registration Rights for VFSG Shares	25
	3.8 Designation of Receiving Custody Account	25

4.	BOND ISSUER’S OBLIGATIONS IN RESPECT OF DEED POLL	25

5.	CONSOLIDATION, AMALGAMATION OR MERGER	26

6.	VFSG ADSs	26

7.	DEPOSIT OF DEED POLL	27

8.	STAMP DUTIES	27

9.	BENEFIT OF DEED POLL	27

	9.1 Benefit	27
	9.2 Assignment	27

10.	PARTIAL INVALIDITY	27

11.	SPECIFIC PERFORMANCE AND MONETARY DAMAGES	27

	11.1 Specific performance	27
	11.2 Monetary damages	27

12.	NOTICES	28

	12.1 Notices to VFSG	28
	12.2 Notices to Bondholders	28

13.	MODIFICATION	29

14.	GOVERNING LAW	29

15.	DISPUTE RESOLUTION	29

	15.1 Arbitration	29
	15.2 Multiple parties and multiple contracts; joinder of parties; consolidation of Disputes	29

SCHEDULE 1 REGISTRATION RIGHTS FOR VFSG SHARES		31

SCHEDULE 2 DEED POLL EXCHANGE NOTICE		37

ii

THIS DEED POLL is made on 29 April 2022

BY

1.

VINFAST TRADING & INVESTMENT PTE. LTD., a company incorporated in Singapore with registered number 201501874G and having its registered office at 120 Lower Delta Road, #02-05 Cendex Centre, Singapore 169208 (“VFSG”).

IN	FAVOUR OF

2.	THE BONDHOLDERS (as defined below).

WHEREAS

(A)	VFSG, by resolutions of its Board of Directors (as defined below) has determined to enter into this Deed Poll for the benefit of the Bondholders.

(B)	VFSG has determined to execute this Deed Poll in connection with the issue of the Bonds (as defined below).

THIS DEED POLL WITNESSES as follows:

1.	INTERPRETATION

1.1	Definitions

All terms and expressions which have defined or construed meanings in the Bond Trust Deed and the Bond Conditions shall have the same meanings or constructions in this Deed Poll (including the recitals hereto) except where the context requires otherwise or unless otherwise stated. In addition, in this Deed Poll the following expressions have the following meanings:

“Accountholder” means any accountholder or participant with a Clearing System which has credited to its securities account with such Clearing System one or more Clearing System Entries in respect of the Global Certificate, except for any Clearing System in its capacity as an accountholder of another Clearing System, in which case Accountholder shall mean the accountholder or participant of the second Clearing System and not the Clearing System that is the accountholder of the second Clearing System;

“Board of Directors” means the board of directors of VFSG or a committee of such board duly authorised to act for it hereunder;

“Bond Conditions” has the meaning given to the term “Conditions” in the Bond Trust Deed;

“Bond Event of Default” has the meaning given to the term “Event of Default” in the Bond Trust Deed;

“Bond Issuer” means Vingroup Joint Stock Company;

“Bond Maturity Date” has the meaning given to the term “Maturity Date” in the Bond Conditions;

“Bond Register” has the meaning given to the term “Register” in the Bond Conditions;

“Bond Trust Deed” means the trust deed dated on or about the date of this Deed Poll between the Bond Issuer and The Hongkong and Shanghai Banking Corporation Limited as trustee for itself and the holders of the Bonds;

“Bondholder” means any Bondholder (as defined in the Bond Trust Deed) and any Accountholder, and for the purpose of Schedule 1 (Registration Rights for VFSG Shares), shall include any holder of Exchange VFSG Shares delivered upon exchange to that holder in accordance with this Deed Poll;

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity;

“Cash Alternative Amount” means in relation to each U.S.$1,000,000 principal amount of Bonds transferred to VFSG for exchange, the Exchange Rate multiplied by the arithmetic average of the Volume Weighted Average Price for one VFSG Share (being a VFSG Share carrying full entitlement to dividends) for each day in the Cash Alternative Calculation Period;

“Cash Alternative Calculation Period” means the period of [***] consecutive Trading Days commencing on the Trading Day after the Cash Alternative Election Exercise Date;

“Cash Alternative Election” has the meaning given to that term in Clause 3.6 (Cash Alternative Election);

“Cash Alternative Election Exercise Date” has the meaning given to that term in Clause 3.6 (Cash Alternative Election);

“Cash Alternative Payment Date” has the meaning given to that term in Clause 3.6 (Cash Alternative Election);

“Clause 3.4.1 Distribution” means a dividend or distribution of VFSG Shares to which Clause 3.4.1 (Dividends in specie, Share Splits or Share Combinations) is applicable;

“Clause 3.4.2 Distribution” means a dividend or distribution of rights, options or warrants to which Clause 3.4.2 (Rights Issues of VFSG Shares) is applicable;

“Clause 3.4.3 Distribution” means a dividend or distribution to which Clause 3.4.3 (Other Rights Issues) is applicable;

“Clearing System” means Clearstream, Euroclear or any alternative clearing system on behalf of whom the Global Certificate may be held;

“Clearing System Entry” means, in relation to the Global Certificate, any entry which is made in the securities account of any Accountholder with a Clearing System in respect of Bonds represented by such Global Certificate;

“Clearing System Entry Principal Amount” means, in respect of any Clearing System Entry, the aggregate principal amount of the Bonds to which such Clearing System Entry relates;

“Commission” means the Securities and Exchange Commission;

“Consolidated Affiliated Entity” means, with respect to any Person, any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto), and the Subsidiaries of such Person, corporation, association or entity or, if such Person prepares its financial statements in accordance with accounting principles other than the accounting principles generally accepted in the United States of America, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles;

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for VFSG Shares, but excluding Options;

“deliver” and “delivery” in respect of a VFSG Share, includes the allotment and issue of a VFSG Share and/or the transfer of a VFSG Share;

“Dispute” has the meaning given to that term in Clause 15.1.1 (Dispute Resolution);

“Distributed Property” has the meaning given to that term in Clause 3.4.3 (Other Rights Issues);

“DTC” means The Depository Trust Company;

“Effective Date” means the first date on which VFSG Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable;

“Equivalent Amount” has the meaning given to that term in Clause 3.2.3 (Corporate and Regulatory Approvals);

“ESOP Threshold Percentage” means, at any time, the quotient of (x) [***] and (y) an amount equal to 30,000 + (the principal amount of the Bonds issued up to that time divided by 1,000,000) + 100;

“Ex-Dividend Date” means the first date on which the VFSG Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from VFSG or, if applicable, from the seller of the VFSG Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market;

“Exchange Date” has the meaning given to that term in Clause 3.2.1 (Exchange Notice);

“Exchange Notice” means a notice substantially in the form set out in the Schedule 2 (Deed Poll Exchange Notice);

“Exchange Period” means the period from and including the Exchange Period Commencement Date to and including close of business (at the place where the Bond is delivered for exchange) on the [***] Trading Day prior to the Bond Maturity Date, provided that if:

(a)

a Bond has been called for redemption by the Bond Issuer before the Bond Maturity Date, the Exchange Period shall end on the [***] Business Day prior to the date notified by the Bond Issuer as the date for redemption thereof;

(b)

notice requiring redemption has been given by the holder of such Bond pursuant to Bond Condition 8(f) (Redemption at the Option of the Bondholders – Change of Control) or Bond Condition 8(h) (Redemption at the Option of the Bondholders—QLE Failure Put Option), the Exchange Period shall end on the Business Day prior to the giving of such notice; or

(c)

(i) the Bond Issuer defaults in making payment in full in respect of any Bond which has been called or surrendered for redemption on the date fixed for redemption thereof, (ii) any Bond has become due and payable prior to the Bond Maturity Date by reason of the occurrence of any of the events under Bond Condition 10 (Events of Default) or (iii) any Bond is not redeemed on the Maturity Date in accordance with Bond Condition 8(a) (Maturity), the Exchange Period shall end on the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders, provided that, in each case, if the final day of the Exchange Period is not a Business Day at the place aforesaid, then the Exchange Period shall end on the immediately preceding Business Day at the place aforesaid;

“Exchange Rate” means the Initial Exchange Rate (subject to adjustment in accordance with Clause 3.3 (Adjustments to Exchange Rate—Pre-Liquidity Event) or Clause 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event), provided that on the Exchange Period Commencement Date, the Exchange Rate shall be reset to the higher of:

(a)	the Exchange Rate immediately prior to such reset;

(b)	the Reference VWAP Exchange Rate; and

(c)	the [***],

and shall thereafter be subject to further adjustment in accordance with Clause 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event);

“Exchange Right” means the right of a Bondholder to exchange any Bond into VFSG Shares in accordance with Clause 3 (Exchange);

“Exchange Settlement Deadline” has the meaning given to that term in Clause 3.2.3 (Corporate and Regulatory Approvals);

“Exchange VFSG Share” means any VFSG Share delivered upon exchange of a Bond in accordance with this Deed Poll;

“Existing Valuation per VFSG Share” means, with respect to an event or circumstance giving rise to an adjustment pursuant to Clause 3.3 (Adjustments to Exchange Rate—Pre-Liquidity Event), the quotient of (x) U.S.$1,000,000 of principal amount of Bonds and (y) the Exchange Rate then in effect immediately prior to that event or circumstance;

“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right (converted into USD (if expressed in a currency other than USD) at the Relevant Exchange Rate) as determined by in good faith by VFSG provided that: (a) the fair market value of a cash Dividend paid or to be paid per share shall be the amount of such cash Dividend per share determined as at the date of announcement of such Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where options, warrants, other rights or Spin-Off Securities are publicly traded in a market of adequate liquidity (as determined by VFSG acting in good faith) the fair market value of such options, warrants or other rights shall be equal to the arithmetic mean of the daily closing prices of such options, warrants, other rights or Spin-Off Securities during the period of [***] trading days on the relevant market commencing on such date (or, if later, the first such trading day such options, warrants, other rights or Spin-Off Securities are publicly traded); or (d) where such options, warrants, rights or Spin-Off Securities are not publicly traded (as aforesaid) or, if publicly traded but the fair market value of such options, warrants, other rights or Spin-Off Securities is not capable of being determined in accordance with (c) above, the fair market value of such options, warrants, rights or Spin-Off Securities will be determined by VFSG (acting in good faith) on the basis of a commonly accepted market valuation method and taking into account such factors as it considers appropriate, including the market price per Share, the dividend yield of a Share, the volatility of such market price, prevailing interest rates and the terms of such options, warrants, other rights or Spin-Off Securities, including as to the expiry date and exercise price (if any) thereof;

“Initial Exchange Price” means an exchange price per U.S.$1,000,000 of principal amount of Bonds divided by the Initial Exchange Rate;

“Initial Exchange Rate” means an exchange rate of 80,392.16 VFSG Shares per U.S.$1,000,000 of principal amount of Bonds;

“Institutional Accredited Investor” means “accredited investor” within the meaning of Rule 501(a) under the Securities Act, other than a natural person;

“Linked Agreement” has the meaning given to it in Clause 15.2.5;

[***]

“Merger” has the meaning given to that term in Clause 5 (Consolidation, Amalgamation or Merger);

“Opt-Out Notice” has the meaning given to that term in Schedule 1 (Registration Rights for VFSG Shares);

“Options” shall mean any options, warrants or other rights to subscribe for, purchase or otherwise acquire VFSG Shares or Convertible Securities;

“outstanding” means, in relation to the Bonds, all Bonds which are outstanding (as defined in the Bond Trust Deed) except those which have been acquired by VFSG in accordance with Clause 3 (Exchange);

“Receiving Custody Account” means a securities account opened in the name of VFSG which is designated as such by VFSG from time to time;

“Reference Price” means the higher of:

(a)

the arithmetic average of the Volume Weighted Average Price for one VFSG Share (being a VFSG Share carrying full entitlement to dividends) for each day during the Reference Price Observation Period; and

(b)	the Reference Price Floor;

“Reference Price Floor” means the lower of:

(a)

the initial public offering price per VFSG Share (or, if the relevant Liquidity Event was not an initial public offering of VFSG, the equity value per share of the entity referred to in paragraph (ii) of the definition of “Liquidity Event” that becomes listed); and

(b)	an amount equal to 80 per cent. of the Initial Exchange Price;

“Reference VWAP Exchange Rate” means each U.S.$1,000,000 of principal amount of Bonds divided by the Reference Price;

“Registration Date” has the meaning given to that term in Clause 3.2.3 (Corporate and Regulatory Approvals);

“Registration Statement” has the meaning given to that term in Schedule 1 (Registration Rights for VFSG Shares);

“Registration Statement End Date” has the meaning given to that term in Schedule 1 (Registration Rights for VFSG Shares);

“Registration Statement Suspension Event” has the meaning given to that term in Schedule 1 (Registration Rights for VFSG Shares);

“Restricted Stock Legend” means, with respect to any Exchange VFSG Share, a legend substantially to the effect that the offer, pledge and sale of such Exchange VFSG Share have not been registered under the Securities Act and that such Exchange VFSG Share cannot be sold, pledged or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act;

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time;

“Spin-off” has the meaning given to that term in Clause 3.4.3 (Other Rights Issues);

“Spin-Off Securities” means equity share capital of an entity other than VFSG or options, warrants or other rights to subscribe for, purchase or otherwise acquire equity share capital of an entity other than VFSG.

“Taxes” has the meaning given to that term in Clause 3.2.2 (Taxes and Stamp Duty etc.);

“Tender/Exchange Offer Consideration” has the meaning given to that term in Clause 3.4.5 (Tender or Exchange Offers);

“Trigger Event” has the meaning given to that term in Clause 3.4.3 (Other Rights Issues);

“Valuation Period” has the meaning given to that term in Clause 3.4.3 (Other Rights Issues); and

“VFSG ADS” means an American depositary share, issued pursuant to a deposit agreement, representing such number of ordinary shares in the capital of VFSG as is specified in that deposit agreement.

1.2	Clauses

Any reference in this Deed Poll to a Clause or a Schedule is, unless otherwise stated, to a clause of, or schedule to, this Deed Poll.

1.3	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Deed Poll.

1.4	Other agreements

All references in this Deed Poll to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time.

1.5	Legislation

Any reference in this Deed Poll to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.6	Benefit of Deed Poll

Any Bonds issued on or after the date of this Deed Poll pursuant to Bond Condition 15 (Further Issues) shall have the benefit of this Deed Poll.

2.	ACCOUNTHOLDERS AND CLEARING SYSTEM ENTRIES

2.1	Accountholders

For the purpose of this Deed Poll, in respect of any Bonds represented by the Global Certificate, for so long as the Global Certificate is held on behalf of a Clearing System, Accountholders shall be treated by VFSG as the “Bondholder” and “holder” (in each case, as defined in the Bond Trust Deed) of Bonds in an aggregate principal amount equal to the Clearing System Entry Principal Amount of such Accountholder’s Clearing System Entries relating to the Global Certificate.

2.2	Evidence

The records of the Clearing Systems shall be conclusive as to the identity of the Accountholders and the respective amounts of Bonds credited to their securities accounts and a statement issued by a Clearing System setting out:

(i)	the name of the Accountholder in respect of which it is issued; and

(ii)	the Clearing System Entry Principal Amount of any Clearing System Entry credited to the securities account of such Accountholder with such Clearing System on any date,

shall be conclusive evidence for all purposes of this Deed Poll.

3.	EXCHANGE

3.1	Exchange Rights

3.1.1	Exercise of Exchange Rights

Subject to and upon compliance with the provisions of this Clause 3, an Exchange Right may be exercised in respect of a Bond, at the option of the holder thereof, at any time during the Exchange Period (subject to any applicable fiscal or other laws or regulations as hereinafter provided).

Upon the exercise of an Exchange Right, VFSG shall (subject to the right of VFSG to make a Cash Alternative Election as provided in Clause 3.6 (Cash Alternative Election)) deliver to the Bondholder (or procure such delivery) a number of VFSG Shares in respect of each U.S.$1,000,000 principal amount of Bond equal to the Exchange Rate in effect on the Exchange Date for such exchange.

An Exchange Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is exchanged at any one time by the same holder, the number of VFSG Shares to be delivered upon such exchange shall be calculated on the basis of the aggregate principal amount of the Bonds to be exchanged.

An Exchange Right may only be exercised in respect of Bonds which are Bonds evidenced by the Global Certificate, or where a duly completed and signed Notice of Transition to Global Certificate (together with the relevant definitive Certificate(s)) has been delivered to the Transfer Agent by the relevant Bondholder in respect of the relevant Bonds in accordance with Bond Condition 3(h) (Transition to Global Certificate) and the corresponding Global Certificate Transition Period has expired.

3.1.2	Fractions of VFSG Shares

Fractions of VFSG Shares will not be delivered upon exchange, provided that:

(i)

if the Exchange Right in respect of more than one Bond is exercised at any one time such that VFSG Shares to be delivered upon exchange are to be registered in the same name, the number of such VFSG Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so exchanged and rounded down to the nearest whole number of VFSG Shares; and

(ii)

VFSG shall pay to the relevant Bondholder an amount equal to such portion of the principal amount of the Bond or Bonds exchanged, aggregated as provided in Clause 3.1.2(i) above, as corresponds to any fraction of a VFSG Share not delivered by virtue of this Clause 3.1.2, if such sum exceeds U.S.$10. Any such amount shall be paid no later than the relevant Exchange Settlement Deadline by transfer to the USD account of the Bondholder specified in the relevant Exchange Notice.

3.2	Exchange Procedure

3.2.1	Exchange Notice

To exercise the Exchange Right in respect of any Bond, the holder thereof must, at his own expense, complete, execute and deliver during normal business hours (being between 9:00 a.m. and 3:00 p.m. (local time) on a Business Day) during the Exchange Period to VFSG a duly completed Exchange Notice by tracked courier mail at No 7 Bang Lang Street 1, Vinhome Riversides Eco-Urban Area, Viet Hung Ward, Long Bien District, Ha Noi City, Vietnam with attention to , together with any amounts required to be paid by the Bondholder under Clause 3.2.2 (Taxes and Stamp Duty etc.) and:

(i)	in the case of a Bond evidenced by the Global Certificate, evidence that the Bond has been credited to the Receiving Custody Account; or

(ii)

in the case of a Bond evidenced by a definitive Certificate, the definitive Certificate evidencing that Bond with the form of transfer on the back duly completed (naming VFSG as the transferee) and signed by the holder or his attorney duly authorised in writing, provided that if the Exchange Notice is delivered by way of email, a pdf scanned copy of the definitive Certificate and form of transfer shall be sufficient for the purposes of determining whether the Exchange Right is exercised during the Exchange Period, with the original definitive Certificate and form of transfer to be delivered by tracked courier mail.

Upon exercise of an Exchange Right, a Bondholder exchanging Bonds shall be required to represent, acknowledge and agree in the Exchange Notice that, at the time of signing and delivery of the Exchange Notice, that the Exchange VFSG Shares delivered upon such exchange are subject to transfer restrictions referred to in the Restricted Stock Legend and it and any person for whom it is acquiring the Exchange VFSG Shares delivered upon such exchange is (i) (A) located outside the United States and is not a U.S. person (within the meaning of Regulation S) or (B) an Institutional Accredited Investor and (ii) an accredited investor for purposes of the Securities and Futures Act 2001 of Singapore.

Exchange Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations.

The exchange date in respect of a Bond (the “Exchange Date”) shall be the Trading Day immediately following the latest to occur of the following: the date that the executed Exchange Notice is received by VFSG, payment of all amounts required to be paid by the Bondholder under Clause 3.2.2 (Taxes and Stamp Duty etc.) and:

(A)	in the case of a Bond represented by the Global Certificate, the date that Bond is credited to the Receiving Custody Account; or

(B)	in the case of a Bond evidenced by a definitive Certificate, the date that the transfer of that Bond to VFSG is entered on the Bond Register.

An Exchange Notice once delivered shall be irrevocable and may not be withdrawn unless VFSG consents in writing to such withdrawal.

For the avoidance of doubt, any Bond which is delivered for exchange (together with the Exchange Notice and other requirements of this Clause 3.2.1) prior to the date referred to in paragraph (c) of the definition of Exchange Period shall be exchanged on the relevant Exchange Date notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Exchange Date or that the Exchange Period may have expired before such Exchange Date.

3.2.2	Taxes and Stamp Duty etc.

A Bondholder delivering a Bond for exchange (and, if relevant, a Certificate in respect thereof) must pay any capital, stamp, issue and registration duties or similar transfer taxes (including any interest, additions to tax and penalties thereon or in connection therewith, if applicable) arising on exchange (other than (a) any stamp, issue and registration duties and other similar fees (including any interest and penalties thereon or in connection therewith, if applicable) payable in Vietnam, Singapore or the United States in respect of the delivery or transfer of the Bond and VFSG Shares on-exchange or off-exchange and (b) stamp duties addressed in Clause 8 (Stamp Duties), which in each case of (a) and (b) shall be paid by VFSG) (the “Taxes”). VFSG shall pay all other expenses arising on the delivery or transfer of VFSG Shares on exchange of Bonds. VFSG is under no obligation to determine whether a Bondholder is liable to pay any Taxes, the amounts payable (if any) in connection with this Clause 3.2.2 or whether any Taxes have been paid or the sufficiency thereof.

3.2.3	Corporate and Regulatory Approvals

VFSG shall take all necessary action to procure the delivery of VFSG Shares to exchanging Bondholders in accordance with prevailing regulations relevant to the transfer of the VFSG Shares to exchanging Bondholders (or in accordance with the instructions contained in the relevant Exchange Notice (subject to applicable exchange control or other laws or other regulations) by no later than [***] Trading Days after the relevant Exchange Date (the “Exchange Settlement Deadline”).

If:

(i)

the Exchange Date in relation to any Bond shall be on or after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Exchange Rate pursuant to Clause 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event), but before the relevant adjustment becomes effective under that Clause; or

(ii)

the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Exchange Rate pursuant to Clause 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event) (other than the payment of any dividend or other distribution in respect of the VFSG Shares in respect of which VFSG is required to pay to the exchanging Bondholder an Equivalent Amount, as set out below) falls after the Exchange Date but before the earlier of the Registration Date and the Exchange Settlement Deadline, as the case may be, upon the relevant adjustment becoming effective,

VFSG shall procure the delivery to the exchanging Bondholder (or in accordance with the instructions contained in the Exchange Notice (subject to applicable exchange control or other laws or other regulations)), such additional number of VFSG Shares as is, together with VFSG Shares to be delivered upon exchange of the Bonds, equal to the number of VFSG Shares which would have been required to be delivered upon exchange of such Bond and/or, in the circumstances where VFSG has made a Cash Alternative Election and the provisions of Clause 3.6 (Cash Alternative Election) apply, VFSG shall procure that there is paid to the exchanging Bondholder any such additional cash payment as shall be determined by VFSG to be fair and reasonable taking into account the provisions of Clause 3.6 (Cash Alternative Election) (where VFSG has made a Cash Alternative Election) in relation to the relevant exercise of Exchange Rights, in each case as if the relevant adjustment to the Exchange Rate had been made and become effective on or immediately after the relevant record date or, in the case of the record date falling after the Exchange Date, immediately prior to the Exchange Date. Any such additional VFSG Shares shall be delivered within [***] Trading Days after the effective date of the relevant adjustment, and any such additional cash payment shall be made as soon as practicable and, in any event, no later the Exchange Settlement Deadline.

The person or persons specified for that purpose in the Exchange Notice shall become the holder of record of the number of Exchange VFSG Shares with effect from the date such Exchange VFSG Shares are either (i) credited into the DTC participant account specified in the Exchange Notice or (ii) registered in the shareholder register of VFSG, (the “Registration Date”).

The Exchange VFSG Shares shall be fully-paid and in all respects rank pari passu with all other VFSG Shares in issue on the relevant Registration Date, including as to listing. Save as set out in this Deed Poll, a holder of Exchange VFSG Shares shall not be entitled to any rights the record date for which precedes the relevant Registration Date.

Each Exchange VFSG Share shall be issued in certificated format and, if required by applicable law, bear the Restricted Stock Legend.

If the record date for the payment of any dividend or other distribution in respect of the VFSG Shares is on or after the Exchange Date in respect of any Bond, but before the earlier of the Registration Date and the Exchange Settlement Deadline, as the case may be (disregarding any retroactive adjustment of the Exchange Rate referred to in this Clause 3.2.3 prior to the time such retroactive adjustment shall have become effective), VFSG shall pay to the exchanging Bondholder or his designee an amount (the “Equivalent Amount”) in United States Dollars equal to the fair market value (as determined by VFSG) of such dividend or other distribution to which he would have been entitled had he on that record date been a shareholder of record, and shall make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than [***] Trading Days thereafter.

3.3	Adjustments to Exchange Rate – Pre-Liquidity Event

Subject to Clause 5 (Consolidation, Amalgamation or Merger), the Exchange Rate shall be adjusted from time to time by VFSG if any of the following events described in this Clause 3.3 occurs prior to a Liquidity Event, except that VFSG shall not make any adjustments to the Exchange Rate if Bondholders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the VFSG Shares and solely as a result of holding the Bonds, in any of the transactions described in this Clause 3.3, without having to exchange their Bonds, as if they held a number of VFSG Shares equal to the Exchange Rate in respect of each U.S.$1,000,000 of principal amount of Bonds held by such Bondholder.

3.3.1	Dividends in specie, Share Splits or Share Combinations

If VFSG issues VFSG Shares as a dividend or distribution on the VFSG Shares, or if VFSG effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to such dividend, distribution, share split or share combination;

ER1	=	the Exchange Rate in effect immediately after such dividend, distribution, share split or share combination;

VS0	=	the number of VFSG Shares outstanding immediately prior to such dividend, distribution, share split or share combination; and

VS1	=	the number of VFSG Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Clause 3.3.1 shall become effective immediately after such dividend, distribution, share split or share combination, as applicable. If any dividend or distribution of the type described in this Clause 3.3.1 is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date VFSG determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

3.3.2	Cash Dividends and other Distributions

If VFSG pays any cash dividends or distributions (in cash or in kind (other than in the form of VFSG Shares)) is made to all or substantially all holders of the VFSG Shares, then, the Exchange Rate in effect immediately prior to such event shall be adjusted so as to account for the value of such cash dividends or distributions (in the case of in kind distributions, the Fair Market Value of such distributions) which a Bondholder would have received, had such Bond been exchanged immediately prior to the occurrence of such cash dividends or distributions and the VFSG Shares received upon such exchange had existed as part of VFSG Shares with respect to which such cash dividends or distributions applied.

Any adjustment made under this Clause 3.3.2 shall become effective immediately after such dividend or distribution, as applicable. If any dividend or distribution of the type described in this Clause 3.3.2 is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date VFSG determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

3.3.3	Repurchases, Redemptions and other Acquisitions

In the event that VFSG or any of its Subsidiaries or its Consolidated Affiliated Entities repurchases, redeems or otherwise acquires any outstanding VFSG Shares where the cash and value of any other consideration included in the payment per share of VFSG Shares exceeds the Existing Valuation per VFSG Share, the Exchange Rate shall be increased, concurrently with such repurchase, redemption or acquisition based on the following formula:

where:

ER0	=	the Exchange Rate in effect immediately prior to such repurchase, redemption or acquisition;

ER1	=	the Exchange Rate in effect immediately after such repurchase, redemption or acquisition;

FMV	=	the Fair Market Value per share of VFSG Shares on the day immediately following such repurchase, redemption or acquisition;

VS0	=	the total outstanding VFSG Shares immediately prior to such repurchase, redemption or acquisition;

VS1	=	the total outstanding VFSG Shares immediately after such repurchase, redemption or acquisition; and

NP	=	the Fair Market Value of all cash and any other consideration paid or payable for VFSG Shares purchased in such repurchase, redemption or acquisition.

3.3.4	Issuance at below the Existing Valuation per VFSG Share

If VFSG issues or sells, or is, in accordance with this Clause 3.3.4, deemed to have issued or sold, any new VFSG Shares for a consideration per share less than the Existing Valuation per VFSG Share, then, upon such issuance or sale (or deemed issuance or sale), the Exchange Rate shall be adjusted based on the following formula:

where:

ER0	=	the Exchange Rate in effect immediately prior to such issuance or sale of new VFSG Shares;

ER1	=	the Exchange Rate in effect immediately after such issuance or sale of new VFSG Shares;

VS0	=	the total outstanding VFSG Shares immediately prior to such issuance or sale of new VFSG Shares;

OCP	=	the Existing Valuation per VFSG Share immediately prior to such issuance or sale;

NP	=	the total consideration received for the issuance or sale of the new VFSG Shares, and

NS	=	the number of new VFSG Shares issued or sold.

For purposes of this Clause 3.3.4, the following shall also be applicable:

(i)	Issuance of Rights or Options

If VFSG shall in any manner grant (whether directly or by assumption in a merger or otherwise) or issue any Options or Convertible Securities, whether or not such Options or Convertible Securities are immediately exercisable, then the total maximum number of VFSG Shares issuable upon the exercise of such Options, or in the case of Convertible Securities or Options therefor, upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting or issue of such Options or Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by VFSG as consideration for the granting or issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to VFSG upon the exercise of all such Options or Convertible Securities, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of VFSG Shares deemed to have been so issued. Except as otherwise provided in Clause 3.3.4(ii) (Change in Option Price or Conversion Rate of Previously Adjusted Options or Convertible Securities) below, no adjustment of the Exchange Rate shall be made upon the actual issuance of such VFSG Shares or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such VFSG Shares upon conversion or exchange of such Convertible Securities.

Grants or issuances of ESOP Options shall not result in an adjustment to the Exchange Rate pursuant to this Clause 3.3.4 unless and until ESOP Options granted or issued, in the aggregate, reach the ESOP Threshold Percentage of the issued and outstanding VFSG Shares on a fully diluted basis (the “ESOP Threshold”). To the extent ESOP Options granted or issued, in the aggregate, exceed the ESOP Threshold, such grants or issuances in excess of the ESOP Threshold (and not the total amount of ESOP Options granted or issued in the aggregate) shall result in an adjustment to the Exchange Rate pursuant to this Clause 3.3.4. For the purpose of this Clause 3.3.4, “ESOP Options” means Options that would, if granted or issued following a Liquidity Event, fall within Clause 3.4.7(ii)(B).

(ii)	Change in Option Price or Conversion Rate of Previously Adjusted Options or Convertible Securities

If, at any time or from time to time, the terms of any Option or Convertible Security, the issuance of for which an adjustment to the Exchange Rate was effected pursuant to the terms of Clause 3.3.4 (Issuance at below the Existing Valuation per VFSG Share), are changed to provide for: (A) any increase or decrease in the maximum number of VFSG Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to VFSG upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exchange Rate computed upon the original issue of such Option or Convertible Security shall be readjusted to such Exchange Rate as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security, but only if as a result of such adjustment the Exchange Rate then in effect is thereby increased; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities for which an adjustment to the Exchange Rate was effected pursuant to the terms of Clause 3.3.4 (Issuance at below the Existing Valuation per VFSG Share), the Exchange Rate then in effect hereunder shall be decreased to the Exchange Rate that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of VFSG Shares deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or sold or been issued or sold at such higher price, as the case may be.

(iii)	Change in Option Price or Conversion Rate of Not-Previously Adjusted Options or Convertible Securities

If, at any time or from time to time, the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exchange Rate pursuant to the terms of Clause 3.3.4 (Issuance at below the Existing Valuation per VFSG Share) (because the consideration per share was equal to or greater than the Existing Valuation per VFSG Share then in effect or otherwise), are changed to provide for: (A) any increase or decrease in the maximum number of VFSG Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to VFSG upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, such Option or Convertible Security, as so amended or adjusted shall be deemed to have been issued effective upon such increase or decrease becoming effective. On the termination of any such Option or any such right to convert or exchange such Convertible Securities for which an adjustment to the Exchange Rate was effected pursuant to the terms of Clause 3.3.4 (Issuance at below the Existing Valuation per VFSG Share), the Exchange Rate then in effect hereunder shall be decreased to the Exchange Rate that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued or sold or been issued or sold at such higher price, as the case may be.

(iv)	Consideration for Shares

If VFSG shall issue or sell, or is deemed to have issued or sold, any VFSG Shares for cash, the consideration received therefor shall be deemed to be the amount received or to be received by VFSG therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with Clause 3.3.4(i) (Issuance of Rights or Options), 3.3.4(ii) (Change in Option Price or Conversion Rate of Previously Adjusted Options or Convertible Securities) and 3.3.4(iii) (Change in Option Price or Conversion Rate of Not-Previously Adjusted Options or Convertible Securities) above, as appropriate). In case any VFSG Shares shall be issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by VFSG shall be deemed to be the Fair Market Value of such consideration received or to be received by VFSG (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with Clause 3.3.4(i) (Issuance of Rights or Options), 3.3.4(ii) (Change in Option Price or Conversion Rate of Previously Adjusted Options or Convertible Securities) and 3.3.4(iii) (Change in Option Price or Conversion Rate of Not-Previously Adjusted Options or Convertible Securities) above, as appropriate). In case any Options shall be issued in connection with the issuance and sale of other securities of VFSG or another transaction, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined by VFSG (acting reasonably and in good faith).

(v)	Record Date

If VFSG shall take a record of the holders of its VFSG Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in VFSG Shares, Options or Convertible Securities or (B) to subscribe for, purchase or otherwise acquire VFSG Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of VFSG Shares issued or sold upon the declaration of such dividend or the making of such other distribution or the granting of such right of subscription or purchase, as the case may be.

(vi)	Treasury Shares

For purposes of this Clause 3.3.4, the number of VFSG Shares at any time outstanding shall not include VFSG Shares held in the treasury of VFSG so long as VFSG does not pay any dividend or make any distribution on VFSG Shares held in the treasury of VFSG, but shall include VFSG Shares issuable in respect of scrip certificates issued in lieu of fractions of VFSG Shares.

(vii)	Other Issuances or Sales

In calculating any adjustment to the Exchange Rate pursuant to this Clause 3.3.4, any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise, conversion or exchange thereof of an indeterminable number of VFSG Shares shall (together with the VFSG Shares issuable upon exercise, conversion or exchange thereof) be disregarded; provided that, at such time as the number of VFSG Shares issuable upon exercise, conversion or exchange of such Options or Convertible Securities becomes determinable, the Exchange Rate shall be adjusted as provided in Clause 3.3.4(ii) (Change in Option Price or Conversion Rate of Previously Adjusted Options or Convertible Securities) above.

3.3.5	Other Adjustments

If VFSG determines in its sole opinion that an adjustment should be made to the Exchange Rate as a result of one or more events or circumstances not referred to in this Clause 3.3, VFSG shall, acting reasonably, determine as soon as practicable what adjustment (if any) to the Exchange Rate is fair and reasonable to take account thereof, if the adjustment would result in an increase in the Exchange Rate, and the date on which such adjustment should take effect and upon such determination by VFSG such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Clause 3.3 have already resulted or will result in an adjustment to the Exchange Rate or where the circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Exchange Rate, such modification (if any) shall be made to the operation of the provisions of this Clause 3.3 as may be determined by VFSG to be appropriate to give the intended result, provided that an adjustment shall only be made pursuant to this Clause 3.3.5 if it would result in an increase to the Exchange Rate.

3.4	Adjustments to Exchange Rate – Post-Liquidity Event

The Exchange Rate shall be adjusted from time to time by VFSG if any of the following events described in this Clause 3.4 occurs on or after a Liquidity Event, except that VFSG shall not make any adjustments to the Exchange Rate if Bondholders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the VFSG Shares and solely as a result of holding the Bonds, in any of the transactions described in this Clause 3.4, without having to exchange their Bonds, as if they held a number of VFSG Shares equal to the Exchange Rate in respect of each U.S.$1,000,000 of principal amount of Bonds held by such Bondholder.

3.4.1	Dividends in specie, Share Splits or Share Combinations

If VFSG issues VFSG Shares as a dividend or distribution on the VFSG Shares, or if VFSG effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the VFSG Shares of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

VS0	=	the number of VFSG Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

VS1	=	the number of VFSG Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Clause 3.4.1 shall become effective immediately after the open of business on the Ex-Dividend Date for the VFSG Shares for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Clause 3.4.1 is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

3.4.2	Rights Issues of VFSG Shares

If VFSG issues to all or substantially all holders of the VFSG Shares (other than in connection with a stockholder rights plan) any Options entitling them, for a period of not more than [***] calendar days after the announcement date of such issuance, to subscribe for or purchase or otherwise acquire VFSG Shares at a price per VFSG Share that is less than the average of the Last Reported Sale Prices of the VFSG Shares, as the case may be, for the [***] consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the VFSG Shares for such issuance;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

VS0	=	the number of VFSG Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of VFSG Shares deliverable pursuant to such Options; and

Y	=	the number of VFSG Shares equal to (i) the aggregate price payable to exercise such Options, divided by (ii) the average of the Last Reported Sale Prices of the VFSG Shares over the [***] consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such Options.

Any increase made under this Clause 3.4.2 shall be made successively whenever any such Options are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for the VFSG Shares for such issuance. To the extent that VFSG Shares are not delivered after the expiration of such Options for which an adjustment to the Exchange Rate was effected pursuant to the terms of Clause 3.4.2, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such Options been made on the basis of delivery of only the number of VFSG Shares actually delivered. To the extent such Options are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase to the Exchange Rate for such issuance been made on the basis of only the Options, if any, actually issued.

For purposes of this Clause 3.4.2, in determining whether any Options entitle the holders to subscribe for, purchase or otherwise acquire VFSG Shares at a price per VFSG Share that is less than such average of the Last Reported Sale Prices of the VFSG Shares, for the [***] consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such VFSG Shares, there shall be taken into account the amount of any cash consideration and the Fair Market Value of non-cash consideration received by VFSG for such Options.

3.4.3	Other Rights Issues

If VFSG distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of VFSG or Convertible Securities or Options to acquire its Capital Stock, Convertible Securities or other securities, to all or substantially all holders of the VFSG Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Clause 3.4.1 (Dividends in specie, Share Splits or Share Combinations) or Clause 3.4.2 (Rights Issues of VFSG Shares), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Clause 3.4.4 (Cash Dividends), (iii) except as otherwise described below in this Deed Poll, rights issued pursuant to any stockholder rights plan of VFSG then in effect and (iv) Spin-Offs as to which the provisions set forth below in this Clause 3.4.3 shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or Convertible Securities or Options to acquire Capital Stock, Convertible Securities or other securities of VFSG, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the VFSG Shares for such distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the VFSG Shares over the [***] consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value of the Distributed Property with respect to each outstanding VFSG Shares on the Ex-Dividend Date for the VFSG Shares for such distribution.

Any increase made under the foregoing portion of this Clause 3.4.3 above shall become effective immediately after the open of business on the Ex-Dividend Date for the VFSG Shares for such distribution. If such distribution for which an adjustment to the Exchange Rate was effected pursuant to the terms of this Clause 3.4.3 is not so paid or made in full, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually paid or made. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Bondholder shall receive, in respect of each U.S.$1,000,000 principal amount thereof, at the same time and upon the same terms as holders of the VFSG Shares receive the Distributed Property, the amount and kind of Distributed Property such Bondholder would have received if such Bondholder owned a number of VFSG Shares equal to the Exchange Rate in effect on the record date for the VFSG Shares for the distribution.

With respect to an adjustment pursuant to this Clause 3.4.3 where there has been a payment of a dividend or other distribution on the VFSG Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of VFSG, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the first [***] consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”);

ER1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the Fair Market Value of the Capital Stock or similar equity interest distributed to holders of the VFSG Shares applicable to one VFSG Shares (determined by reference to the definition of Last Reported Sale Price as if references therein to the VFSG Shares were to such Capital Stock or similar equity interest) over the Valuation Period; and

MP0	=	the average of the Last Reported Sale Prices of the VFSG Shares over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph shall occur immediately after the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any exchange of Bonds for which a Cash Alternative Election has not been made, if the relevant Exchange Date occurs during the Valuation Period, references in the portion of this Clause 3.4.3 with respect to [***] Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Bonds for which a Cash Alternative Election has been made in whole or part, for any Trading Day that falls within the relevant Cash Alternative Calculation Period for such exchange and within the Valuation Period, the reference to “[***]” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between (and including, in each case) the Ex-Dividend Date for such Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day.

For purposes of this Clause 3.4.3, rights, options or warrants distributed by VFSG to all holders of the VFSG Shares entitling them to subscribe for, purchase or otherwise acquire shares of VFSG’s Capital Stock, including VFSG Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such VFSG Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the VFSG Shares, shall be deemed not to have been distributed for purposes of this Clause 3.4.3 (and no adjustment to the Exchange Rate under this Clause 3.4.3 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Clause 3.4.3. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Deed Poll, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Clause 3.4.3 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per VFSG Share redemption or purchase price received by a holder or holders of VFSG Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of VFSG Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Clause 3.4.1 (Dividends in specie, Share Splits or Share Combinations), Clause 3.4.2 (Rights Issues of VFSG Shares) and this Clause 3.4.3, if any dividend or distribution to which this Clause 3.4.3 is applicable also includes one or both of a Clause 3.4.1 Distribution or a Clause 3.4.2 Distribution, then:

(i)

such dividend or distribution, other than the Clause 3.4.1 Distribution and the Clause 3.4.2 Distribution, shall be deemed to be a Clause 3.4.3 Distribution and any Exchange Rate adjustment required by this Clause 3.4.3 with respect to such Clause 3.4.3 Distribution shall then be made; and

(ii)

the Clause 3.4.1 Distribution and Clause 3.4.2 Distribution shall be deemed to immediately follow the Clause 3.4.3 Distribution and any Exchange Rate adjustment required by Clause 3.4.1 (Dividends in specie, Share Splits or Share Combinations) and Clause 3.4.2 (Rights Issues of VFSG Shares) with respect thereto shall then be made, except that, if determined by the Board of Directors (I) the “Ex-Dividend Date” of the Clause 3.4.1 Distribution and the Clause 3.4.2 Distribution shall be deemed to be the Ex-Dividend Date of the Clause 3.4.3 Distribution and (II) any VFSG Shares included in the Clause 3.4.1 Distribution or Clause 3.4.2 Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Clause 3.4.1 (Dividends in specie, Share Splits or Share Combinations) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Clause 3.4.2 (Rights Issues of VFSG Shares).

3.4.4	Cash Dividends

If any cash dividend or distribution is made to all or substantially all holders of the VFSG Shares, the Exchange Rate shall be adjusted based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the VFSG Shares for such dividend or distribution;

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the VFSG Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per VFSG Share VFSG distributes to all or substantially all holders of the VFSG Shares.

Any increase pursuant to this Clause 3.4.4 shall become effective immediately after the open of business on the Ex-Dividend Date for the VFSG Shares for such dividend or distribution. If such dividend or distribution for which an adjustment to the Exchange Rate was effected pursuant to the terms of this Clause 3.4.4 is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Bondholder shall receive, for each U.S.$1,000,000 principal amount of Bonds, at the same time and upon the same terms as holders of the VFSG Shares, the amount of cash that such Bondholder would have received if such Bondholder owned a number of VFSG Shares equal to the Exchange Rate on the record date for the VFSG Shares for such cash dividend or distribution.

3.4.5	Tender or Exchange Offers

If VFSG or any of its Subsidiaries or its Consolidated Affiliated Entities makes a payment in respect of a tender or exchange offer for the VFSG Shares, to the extent that the Tender/Exchange Offer Consideration included in the payment per VFSG Share exceeds the average of the Last Reported Sale Prices of the VFSG Shares over the [***] consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Exchange Rate shall be increased based on the following formula:

where,

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the [***] Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

ER1	=	the Exchange Rate in effect immediately after the close of business on the [***] Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration as of the time a relevant tender or exchange offer expires (the “Tender/Exchange Offer Consideration”) paid or payable for VFSG Shares, as the case may be, purchased in such tender or exchange offer;

VS0	=	the number of VFSG Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all VFSG Shares, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

VS1	=	the number of VFSG Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all VFSG Shares, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the VFSG Shares over the [***] consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under this Clause 3.4.5 shall occur at the close of business on the [***] Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Bonds for which a Cash Alternative Election has not been made, if the relevant Exchange Date occurs during the [***] Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Clause 3.4.5 with respect to [***] or [***] in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Bonds for which a Cash Alternative Election has been made in whole or part, for any Trading Day that falls within the relevant Cash Alternative Calculation Period for such exchange and within the [***] Trading Days immediately following, and including the Trading Day next succeeding the expiration date of such tender or exchange offer, references with respect to [***] Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day. For the avoidance of doubt, no adjustment under this Clause 3.4.5 with will be made if such adjustment would result in a decrease in the Exchange Rate (other than, for the avoidance of doubt, any readjustment described in the immediately succeeding paragraph).

3.4.6	Other Adjustments

If VFSG determines in its sole opinion that an adjustment should be made to the Exchange Rate as a result of one or more events or circumstances not referred to in this Clause 3.4, VFSG shall, acting reasonably, determine as soon as practicable what adjustment (if any) to the Exchange Rate is fair and reasonable to take account thereof, if the adjustment would result in an increase in the Exchange Rate, and the date on which such adjustment should take effect and upon such determination by VFSG such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Clause 3.4 have already resulted or will result in an adjustment to the Exchange Rate or where the circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Exchange Rate, such modification (if any) shall be made to the operation of the provisions of this Clause 3.4 as may be determined by VFSG to be appropriate to give the intended result, provided that an adjustment shall only be made pursuant to this Clause 3.4.6 if it would result in an increase to the Exchange Rate.

3.4.7	Miscellaneous

(i)

In addition to those adjustments required by Clause 3.4.1 (Dividends in specie, Share Splits or Share Combinations) to Clause 3.4.5 (Tender or Exchange Offers) above, and to the extent permitted by applicable law and subject to the applicable rules of NYSE or NASDAQ and any other securities exchange on which any of VFSG’s securities are then listed, VFSG from time to time may increase the Exchange Rate by any amount for a period of at least [***] Business Days if VFSG determines that such increase would be in VFSG’s best interest, and VFSG may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of the VFSG Shares or rights to purchase VFSG Shares in connection with a dividend or distribution of VFSG Shares (or rights to acquire VFSG Shares) or similar event.

(ii)	Notwithstanding anything to the contrary in this Clause 3.4, the Exchange Rate shall not be adjusted under this Clause 3.4:

(A)

upon the issuance of any VFSG Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on VFSG’s securities and the investment of additional optional amounts in VFSG Shares under any plan;

(B)

upon the issuance of any VFSG Shares or options or rights to purchase those VFSG Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by VFSG or any of VFSG’s consolidated Subsidiaries or its Consolidated Affiliated Entities;

(C)

upon the repurchase of any VFSG Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in Clause 3.4.5 (Tender or Exchange Offers); or

(D)

upon the issuance of any VFSG Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Clause 3.4.7(ii)(B) and outstanding as of the date the Bonds were first issued.

(iii)	All calculations and other determinations under Clauses 3.3 and 3.4 shall be made by VFSG acting in good faith and to the nearest one-ten thousandth (1/10,000) of a VFSG Share.

(iv)

For purposes of Clauses 3.3 (Adjustments to Exchange Rate – Pre-Liquidity Event) and 3.4 (Adjustments to Exchange Rate – Post-Liquidity Event), the number of VFSG Shares at any time outstanding shall not include VFSG Shares held in the treasury of VFSG so long as VFSG does not pay any dividend or make any distribution on VFSG Shares held in the treasury of VFSG, but shall include VFSG Shares issuable in respect of scrip certificates issued in lieu of fractions of VFSG Shares.

(v)

For the avoidance of doubt, no adjustment involving a decrease in the Exchange Rate will be made under Clauses 3.3 (Adjustments to Exchange Rate—Pre-Liquidity Event) or Clause 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event), except in the case of a share combination as referred to in Clauses 3.3.1 (Dividends in specie, Share Splits or Share Combinations) or 3.4.1 (Dividends in specie, Share Splits or Share Combinations) or pursuant to subclauses (ii) and (iii) of Clause 3.3.4 (Issuance at below the Existing Valuation per VFSG Share), Clause 3.4.2 (Rights Issues of VFSG Shares), Clause 3.4.3 (Other Rights Issues) or Clause 3.4.4 (Cash Dividends) where the Exchange Rate is decreased as stated therein to take into effect events post the underlying event for which an adjustment to the Exchange Rate was previously effected.

3.5	Notices relating to the Exchange Rights

3.5.1	Notice of Change in Exchange Rate and Disputes

Whenever circumstances arise that would require an adjustment to the Exchange Rate as herein provided, VFSG shall promptly determine as soon as practicable what adjustment, if any, to the Exchange Rate is fair and reasonable to take account thereof and the date on which such adjustment should take effect. VFSG shall promptly prepare a notice of such adjustment of the Exchange Rate (a “Notice of Change in Exchange Rate”) setting forth (i) the adjusted Exchange Rate, (ii) the paragraph of Clause 3.3 (Adjustments to Exchange Rate—Pre-Liquidity Event) or Clause 3.4 (Adjustments to Exchange Rate—Post-Liquidity Event) pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, and (iii) the date as of which such adjustment is effective. VFSG shall procure that such notice of such adjustment is promptly delivered to each Bondholder.

If a Bondholder disputes the calculation of VFSG of an adjustment of the Exchange Rate on or before 3:00 p.m. Vietnam time on the date falling [***] Business Days after the date of the relevant Notice of Change in Exchange Rate:

(i)	the disputing Bondholder(s) and VFSG will consult with each other in an attempt to resolve the dispute; and

(ii)	if the dispute is not resolved by 3:00 p.m. Vietnam time on the date falling [***] Business Days after the Bondholder notifies the VFSG of the dispute:

(A)	subject to paragraph (C) below, VFSG shall comply with its obligations under this Deed Poll on the basis of VFSG’s calculation;

(B)

the calculation shall be made by an independent investment bank of international repute (acting as expert) or other professional provider of calculation agent services with appropriate experience selected and appointed by VFSG, acting reasonably and at the expenses of VFSG, provided that if, at any time, VFSG (having exercised best efforts) is unable to appoint such an independent investment bank or professional services provider by 3:00 p.m. Vietnam time on the date falling [***] Business Days after the Bondholder notifies the VFSG of the dispute, the disputing Bondholder(s) may nominate up to three such independent investment banks or professional services providers from which VFSG shall select one to so act; and

(C)

if the calculation of such independent investment bank or professional services provider differs from VFSG’s calculation, VFSG shall make any necessary adjustments to give effect to the calculation of such independent investment bank or professional services provider (such calculation shall be final absent manifest error and VFSG shall adjust its methodology to address the variance for any future calculation of the same type).

3.5.2	Notice of Closed Periods

VFSG shall give not less than [***] days’ nor more than [***] days’ notice to each Bondholder of:

(i)

any days during the Exchange Period on which VFSG’s register of shareholders is to be closed by reason of Singapore law or regulation or the constitution of VFSG or for the purpose of establishing any dividend, distribution or other rights attaching to the VFSG Shares; and

(ii)	any other day during the Exchange Period on which the VFSG’s register of shareholders is to be closed,

such closure of which shall in any event not exceed [***] days in any given year.

The notice shall state the reason for such closure, the expected date when the register will be re-opened and whether VFSG intends to give notice to Bondholders of the closure.

3.5.3	Notice of delisting

VFSG shall notify each Bondholder promptly if, on or after the occurrence of a Liquidity Event, the VFSG Shares cease to be listed or quoted on NYSE or NASDAQ (or any of their respective successors).

3.6	Cash Alternative Election

Upon the delivery of an Exchange Notice by a Bondholder, VFSG may make an election (a “Cash Alternative Election”) by giving notice to the relevant Bondholder by not later than the date (the “Cash Alternative Election Exercise Date”) falling [***] Trading Days following the date of the relevant Exchange Notice, to the address or email address specified in the relevant Exchange Notice to satisfy the exercise of the Exchange Right in respect of the relevant Bonds in whole or in part by making payment to the relevant Bondholder of the Cash Alternative Amount in respect of such Bonds, together with any other amounts payable by VFSG to such Bondholder pursuant to this Deed Poll in respect of, or relating to, the relevant exercise of Exchange Rights and, in the case of a Cash Alternative Election made in part, by delivering (by no later than the Exchange Settlement Deadline) such number of VFSG Shares (if any) as is specified in the relevant Cash Alternative Election notice as corresponds to the proportion of the relevant Bond(s) in respect of which the Cash Alternative Election is not made

Such notice by VFSG shall specify the number of VFSG Shares (if any) that are to be delivered in respect of the relevant exercise of Exchange Rights and the number of VFSG Shares in respect of which the Cash Alternative Amount is to be paid to the relevant Bondholder, and so that the aggregate of number of VFSG Shares to be delivered and the number of VFSG Shares in respect of which the Cash Alternative Amount is to be paid shall equal, in relation to each U.S.$1,000,000 principal amount of Bonds the subject of the relevant exercise of Exchange Rights by such Bondholder, the Exchange Rate in effect on the relevant Exchange Date.

A Cash Alternative Election shall be irrevocable and may not be withdrawn unless the relevant Bondholder consents in writing to such withdrawal.

VFSG shall pay the Cash Alternative Amount, together with any other amount as aforesaid, by not later than date falling [***] Business Days following the last day of the Cash Alternative Calculation Period (the “Cash Alternative Payment Date”) by transfer to the USD account of the Bondholder specified in the relevant Exchange Notice.

3.7	Registration Rights for VFSG Shares

The terms of Schedule 1 (Registration Rights for VFSG Shares) are hereby incorporated into this Deed Poll.

3.8	Designation of Receiving Custody Account

VFSG shall, prior to the Exchange Period Commencement Date (i) designate a securities account as the Receiving Custody Account and (ii) notify each Bondholder of the details of that account.

4.	BOND ISSUER’S OBLIGATIONS IN RESPECT OF DEED POLL

The rights and obligations created by this Deed Poll are subject to, and supplemented by, clause 6 (Covenants of the Issuer relating to the Deed Poll Exchange Rights), clause 7 (Notices relating to the Deed Poll) and clause 10 (Adjustments to the Deed Poll Exchange Rate) of the Bond Trust Deed.

5.	CONSOLIDATION, AMALGAMATION OR MERGER

While any Bond remains outstanding, VFSG shall not consolidate with, merge or amalgamate into or transfer its assets substantially as an entirety to any corporation or convey or transfer its properties and assets substantially as an entirety to any person, or permit any similar transaction to occur in relation to its shares, where the effect of such transaction shall be that the existing shares of VFSG become owned by another entity and the shareholders of VFSG become shareholders in such new entity which shall hold the shares of VFSG (the consummation of any such event, a “Merger”), unless:

(i)

the corporation formed by such Merger or the person that acquired such properties and assets shall expressly assume or replicate, by a supplemental deed poll (and such other necessary documentation), all obligations of VFSG under the Transaction Documents and the performance of every covenant and agreement applicable to it contained therein;

(ii)	immediately after giving effect to any such Merger, no Bond Event of Default shall have occurred or be continuing or would result therefrom; and

(iii)

the Bond Issuer, the corporation formed by such Merger, or the person that acquires such properties and assets, shall expressly agree, among other things, to indemnify each holder of a Bond against any tax, assessment or governmental charge (including any interest, additions to tax and penalties applicable thereto) payable by withholding or deduction or otherwise or any other costs or expenses thereafter imposed on such holder solely as a consequence of such Merger, and, if as a result of the Merger, the VFSG Shares would be converted into, exchanged for or entitled to receive, stock, other securities, other property or assets (including cash or any combination thereof), then VFSG or the successor or purchasing company, as the case may be, shall execute a supplemental deed poll and such other necessary documentation, providing that, at and after the effective time of the transaction, the right to exchange each Bond will be changed into a right to exchange such Bond into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Bondholder prior to such transaction would have owned or been entitled to receive upon such transaction. For the avoidance of doubt, notwithstanding any other Clause of this Deed Poll, VFSG shall not make any adjustments to the Exchange Rate pursuant to Clause 3.3 (Adjustments to Exchange Rate – Pre-Liquidity Event) in respect of warrants, shares or other securities issued by a corporation, person or other entity that is not VFSG notwithstanding that there is a subsequent Merger of, or involving, VFSG with that corporation, person or other entity.

6.	VFSG ADSS

If a Liquidity Event is completed through a listing of VFSG ADSs, then:

(i)

any reference in the Transaction Documents to “VFSG Shares” shall, for the purposes of this Deed Poll, be construed as a reference to the VFSG ADSs issued pursuant to that depositary receipt facility (with necessary changes) and, without prejudice to the generality of the foregoing, any reference in this Deed Poll to a quantity of VFSG Shares shall be construed as a reference to such number of VFSG ADSs that represent that quantity of VFSG Shares, as determined in accordance with the relevant VFSG ADS deposit agreement; and

(ii)

VFSG shall at its own expense promptly do all such acts, execute all such documents and procure that such changes to the Transaction Documents are made, in each case that are necessary or desirable to give effect to this Clause 6, including, without limitation:

(A)

procuring that a sufficient number of ordinary shares in the capital of VFSG are deposited with the relevant depositary (in accordance with the relevant deposit agreement) to permit the issuance of such number of VFSG ADSs as is required for VFSG to comply with its obligations under this Deed Poll;

(B)

paying (or procuring payment) to the depositary of all requisite fees for the issuance of the VFSG ADSs as set out in the relevant deposit agreement (or as may be otherwise modified or agreed with the depositary); and

(C)	entering into any deposit agreements (including any restricted deposit agreements), as may be required from time to time, with the depositary.

7.	DEPOSIT OF DEED POLL

This Deed Poll shall be held by VFSG until the first date on which no Bonds are outstanding and all the obligations of VFSG under or in respect of the Bonds (including, without limitation, its obligations under this Deed Poll) have been discharged in full. VFSG hereby acknowledges the right of every Bondholder to the production of this Deed Poll.

8.	STAMP DUTIES

VFSG shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Deed Poll, and shall indemnify each Bondholder against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax and any interest, additions to tax and penalties thereon or in connection therewith) which it may incur or which may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

9.	BENEFIT OF DEED POLL

9.1	Benefit

This Deed Poll shall enure to the benefit of each Bondholder and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed Poll against VFSG.

9.2	Assignment

VFSG shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under this Deed Poll. Each Bondholder shall be entitled to assign all or any of its rights and benefits under this Deed Poll without the consent of VFSG.

10.	PARTIAL INVALIDITY

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

11.	SPECIFIC PERFORMANCE AND MONETARY DAMAGES

11.1	Specific performance

VFSG agrees and acknowledges that damages would not be an adequate remedy for breach of this Deed Poll and that each Bondholder shall be entitled to an injunction or injunctions to prevent such breach and/or to enforce specifically the performance of the terms and provisions of this Deed Poll in a court of competent jurisdiction or under any arbitral proceedings set forth in Clause 15.1 (Arbitration) in addition to any other remedy to which the Bondholder is entitled at law or in equity.

11.2	Monetary damages

VFSG shall not be liable for any monetary damages arising from a breach of this Deed Poll and no Bondholder shall be entitled to pursue a monetary claim against VFSG arising from this Deed Poll. The sole monetary remedy of a Bondholder for breach of this Deed Poll shall be a claim against the Bond Issuer for the Relevant Amount in accordance with Bond Condition 10 (Events of Default). All rights conferred by VFSG on Bondholders under this Deed Poll are inherently limited by, and subject to, this Clause 11.

12.	NOTICES

12.1	Notices to VFSG

12.1.1	Address for notices

All notices and other communications to VFSG hereunder shall be made in writing (by registered post, courier or email) and shall be sent to VFSG at:

Address:                 No 7 Bang Lang Street 1, Vinhome Riversides Eco-Urban Area, Viet Hung Ward, Long Bien District, Ha Noi                                 City, Vietnam

Email:

Attention:

or to such other address or email address, or for the attention of such other person or department, as VFSG has notified to the Bondholders in accordance with Clause 12.2 (Notices to Bondholders)

12.1.2	Effectiveness

Every notice or other communication sent in accordance with Clause 12.1.1 (Address for notices) shall be effective, upon receipt by VFSG provided, however, that if any such notice communication would take effect outside business hours or on a non-Business Day in the place of receipt then it shall be deemed to be received on the next Business Day in the place of VFSG.

12.2	Notices to Bondholders

12.2.1	Prior to the delivery of an Exchange Notice

Subject to Clause 12.2.2 (Following the delivery of an Exchange Notice), all notices and other communications from VFSG to Bondholders hereunder shall be made via the Bond Issuer in accordance with Bond Condition 16 (Notices).

12.2.2	Following the delivery of an Exchange Notice

If a Bondholder delivers a duly completed Exchange Notice in accordance with Clause 3.2.1 (Exchange Notice), all notices and other communications from VFSG to that Bondholder after the date that Exchange Notice is delivered shall be made in writing to the address (by hand, email, registered post or courier using an internationally recognized courier company) or email address specified in that Exchange Notice.

Every notice or other communication sent in accordance with this Clause 12.2.2 shall be effective:

(i)	at the time of delivery, if delivered by hand, registered post or courier; or

(ii)	at the time of transmission if delivered by email (provided that no error message is received in relation to the delivery),

provided that, in either case, if any such notice communication would take effect outside business hours or on a non-Business Day in the place of receipt then it shall be deemed to be received on the next Business Day in the place of receipt.

13.	MODIFICATION

The Bond Trust Deed contains provisions for convening meetings of Bondholders to consider matters relating to the Bonds, including the modification of any provision of this Deed Poll. Any such modification may be made by a supplemental deed poll if sanctioned by an Ordinary Resolution and shall be binding on all Bondholders.

14.	GOVERNING LAW

This Deed Poll shall be construed in accordance with, the laws of Singapore.

15.	DISPUTE RESOLUTION

15.1	Arbitration

15.1.1

The arbitration agreement set out in this Clause 15 is governed by the laws of Singapore. Any dispute, controversy or claim arising out of, in connection with or relating to this Deed Poll, the Bonds and the other Transaction Documents [***] including any question regarding its existence, validity, breach or termination, or any dispute regarding non-contractual obligations arising out of, in connection with or relating to this Deed Poll, the Bonds and the other Transaction Documents [***] (“Dispute”), shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the SIAC for the time being in force (the “Rules”), which rules are deemed incorporated by reference in this Clause 15.

15.1.2

The Rules are incorporated by reference into this Clause and capitalised terms used in this Clause which are not otherwise defined in this Deed Poll, the Bonds or the other Transaction Documents [***] have the meaning given to them in the Rules.

15.1.3

The tribunal shall consist of three arbitrators, two of whom shall be nominated by the respective parties in accordance with the Rules and the third, who shall be the Chairman of the tribunal, shall be nominated by the two nominated arbitrators within [***] days of the last of their appointments.

15.1.4	The seat, or legal place of arbitration, shall be Singapore.

15.1.5

The language used in the arbitral proceedings shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by a certified English translation.

15.2	Multiple parties and multiple contracts; joinder of parties; consolidation of Disputes

15.2.1

For the purposes of the Rules, the arbitration agreement set out in this Clause 15 and the arbitration agreement contained in each Linked Agreement shall together be deemed to be an arbitration agreement that binds VFSG, each Bondholder and each party to each Linked Agreement.

15.2.2

VFSG, each Bondholder and each party to each Linked Agreement may, in accordance with the Rules, be joined to any arbitration commenced under this Deed Poll or any Linked Agreement. VFSG and each Bondholder consents, for the purposes of the Rules, to such joinder.

15.2.3	VFSG and each Bondholder agree that:

(i)	Disputes may be resolved in a single arbitration together with Disputes (as defined in any Linked Agreement) arising out of any such Linked Agreement; and

(ii)

VFSG and each Bondholder agrees to the consolidation of any two or more arbitrations commenced pursuant to this Clause 15 and/or the arbitration agreement contained in any Linked Agreement into a single arbitration, as provided for in the Rules.

15.2.4

VFSG and each Bondholder waives any objection, on the basis that a Dispute has been resolved in a manner contemplated at Clause 15.2.2 or 15.2.3, to the validity and/or enforcement of any arbitral award made by an arbitral tribunal following the Dispute being resolved in that manner.

15.2.5	In this Clause 15, “Linked Agreement” means each Transaction Document other than this Deed Poll [***].

15.2.6

The requirement in the Rules that the court or a tribunal considering whether to consolidate disputes should consider the views of all parties or give the parties an opportunity to be heard shall extend to all parties to each of the arbitrations in respect of which consolidation is sought.

IN WITNESS whereof this Deed Poll has been executed by VFSG and is intended to be and is hereby delivered on the date stated at the beginning of this Deed Poll.

SCHEDULE 1

REGISTRATION RIGHTS FOR VFSG SHARES

1.

VFSG shall file with the Commission (at VFSG’s sole cost and expense) a registration statement registering the resale of Exchange VFSG Shares (the “Registration Statement”), and VFSG shall use its commercially reasonable efforts to have the Registration Statement declared effective on or prior to the Exchange Period Commencement Date, provided, however, that VFSG’s obligations to include such Exchange VFSG Shares in the Registration Statement are contingent upon:

(a)

each Bondholder furnishing in writing to VFSG in a timely manner such information regarding that Bondholder, the securities of VFSG beneficially owned by that Bondholder (or any unit trust beneficially owning such securities and which is managed by that Bondholder) and the intended method of disposition of the Exchange VFSG Shares as may be reasonably required by VFSG to effect the registration of the Exchange VFSG Shares; and

(b)

each Bondholder executing in a timely manner such documents in connection with such registration as VFSG may reasonably request in writing that are customary of a selling shareholder in similar situations, including providing that VFSG shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, however, no Bondholder shall in connection with the foregoing be required to provide any representation or warranty or indemnity (other than representations, warranties and indemnities with respect to the information furnished by such Bondholder pursuant to subclause (a) above and included in the Registration Statement) nor execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Exchange VFSG Shares.

Notwithstanding the foregoing, if the Commission prevents VFSG from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of VFSG Shares by the applicable persons or otherwise, such Registration Statement shall register for resale such number of VFSG Shares which is equal to the maximum number of VFSG Shares as is permitted by the Commission. In such event, the number of VFSG Shares to be registered for the Company shall first be reduced, and if an additional number of VFSG Shares must nonetheless still be reduced, each Bondholder named in the Registration Statement shall be reduced pro rata among all such Bondholders. For purposes of clarification, any failure by VFSG to file and effect such Registration Statement by the Exchange Period Commencement Date shall not otherwise relieve VFSG of its obligations to file or effect the Registration Statement as set forth above in this Schedule 1.

2.

In the case of the registration effected by VFSG pursuant to this Schedule 1, VFSG shall, upon reasonable request by a Bondholder in writing, inform such Bondholder as to the status of such registration. At its sole expense, VFSG shall, until the Registration Statement End Date or as otherwise specified:

(a)

except for such times as VFSG is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which VFSG determines to obtain, continuously effective with respect to each Bondholder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions and update or amend the Registration Statement as necessary to include the Exchange VFSG Shares and provide customary notice to holders of the Exchange VFSG Shares, until the earliest of the following: (i) [***] Trading Days after the final day of the Exchange Period; (ii) the first date on which no Bonds are outstanding and all Exchange VFSG Shares have been sold or transferred by the Bondholders and (iii) 6 months after the first date on which no Bonds are outstanding (such date, the “Registration Statement End Date”);

(b)	notify each Bondholder as soon as practicable:

(i)

when VFSG submits a request to the Commission for effectiveness of a Registration Statement or any post-effective amendment thereto or a Registration Statement or any post-effective amendment thereto has become effective;

(ii)

of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose, or if VFSG becomes aware of circumstances which may give rise to any of the foregoing;

(iii)

of the receipt by VFSG of any notification with respect to the suspension of the qualification of the Exchange VFSG Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or if VFSG becomes aware of circumstances which may give rise to any of the foregoing; and

(iv)

subject to the provisions in this Schedule 1, of the occurrence of any event that may require the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary in this Deed Poll, VFSG shall not, when so advising Bondholders of such events, provide any Bondholder with any material, non-public information regarding VFSG other than to the extent that providing notice to Bondholders of the occurrence of the events listed in (i) through (iv) above may constitute material, non-public information regarding VFSG;

(c)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)

upon the occurrence of any event contemplated in paragraph 2(b)(iv) above, except for such times as VFSG is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Exchange VFSG Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)

use its commercially reasonable efforts to cause all Exchange VFSG Shares to be listed on each securities exchange or market, if any, on which the VFSG Shares are then listed beginning on, or as promptly as reasonably practicable following, the Exchange Period Commencement Date;

(f)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Exchange VFSG Shares contemplated hereby; and

(g)

use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act so long as VFSG remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable each Bondholder to sell the Exchange VFSG Shares under Rule 144 for so long that Bondholder holds Exchange VFSG Shares.

Notwithstanding anything to the contrary in this Deed Poll, VFSG shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of any Exchange VFSG Shares under the Registration Statement.

3.

Upon a Bondholder’s request, VFSG shall use commercially reasonable efforts to cause VFSG’s transfer agent to (i) remove the Restricted Stock Legend from the Exchange VFSG Shares held by that Bondholder, as promptly as practicable and no later than [***] Business Days after such request and (ii) issue Exchange VFSG Shares without any such legend in certificated or book-entry form or by electronic delivery through DTC, at that Bondholder’s option, provided that in each case:

(a)	such Exchange VFSG Shares are registered for resale under the Securities Act and that Bondholder has sold or proposes to sell such Shares pursuant to such registration; or

(b)

(A) that Bondholder has sold or transferred, or proposes to sell or transfer, Exchange VFSG Shares pursuant to Rule 144 and (B) VFSG, its counsel or its transfer agent have received customary representations and other documentation from that Bondholder that is reasonably necessary to establish that such restrictive legend is no longer required as reasonably requested by VFSG, its counsel or its transfer agent (the “Legend Documents”).

If the Restricted Stock Legend is no longer required for Exchange VFSG Shares pursuant to the foregoing, VFSG shall, reasonably promptly following any request therefor from a Bondholder accompanied by such Legend Documents, deliver to VFSG’s transfer agent instructions that the transfer agent shall make a new, unlegended entry for the Exchange VFSG Shares. VFSG shall be responsible for the fees of its transfer agent and its counsel and any fees of DTC incurred in connection with such legend removal requests.

4.

Notwithstanding anything to the contrary in this Deed Poll, VFSG shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Bondholders not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by VFSG or its affiliates is pending or an event has occurred, which negotiation, consummation or event that VFSG’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by VFSG in the Registration Statement of material information that VFSG has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of VFSG’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Registration Statement Suspension Event”); provided, however, that VFSG may not delay or suspend the Registration Statement for more than [***] consecutive days or for more than [***] total calendar days, in each case, during any twelve-month period.

Each Bondholder agrees that, upon receipt of any written notice from VFSG of the occurrence of any Registration Statement Suspension Event during the period that the Registration Statement is effective or if as a result of a Registration Statement Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, that Bondholder shall:

(a)

immediately discontinue offers and sales of the Exchange VFSG Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until that Bondholder receives copies of a supplemental or amended prospectus (which VFSG agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by VFSG that it may resume such offers and sales;

(b)

maintain the confidentiality of any information included in such written notice delivered by VFSG unless (i) otherwise required by law or subpoena or (ii) disclosed to that Bondholder’s employees, agents and professional advisors who need to know such information and are obligated to keep it confidential; and

(c)

if so directed by VFSG, deliver to VFSG or, in that Bondholder’s sole discretion destroy, all copies of the prospectus covering the Exchange VFSG Shares in that Bondholder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Exchange VFSG Shares shall not apply:

(i)

to the extent that the Bondholder is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy; or

(ii)	to copies stored electronically on archival servers as a result of automatic data back-up.

5.

A Bondholder may deliver written notice (an “Opt-Out Notice”) to VFSG requesting that that Bondholder not receive notices from VFSG otherwise required by paragraph 4 above; provided, however, that such Bondholder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Bondholder (unless subsequently revoked):

(a)	VFSG shall not deliver any such notices to that Bondholder and that Bondholder shall no longer be entitled to the rights associated with any such notice; and

(b)

each time prior to that Bondholder’s intended use of an effective Registration Statement, that Bondholder shall notify VFSG in writing at least [***] Business Days in advance of such intended use, and if a notice of a Registration Statement Suspension Event was previously delivered (or would have been delivered but for the provisions of this paragraph 5) and the related suspension period remains in effect, VFSG shall so notify that Bondholder, within [***] Business Day of that Bondholder’s notification to VFSG, by delivering to that Bondholder a copy of such previous notice of Registration Statement Suspension Event, and thereafter shall provide that Bondholder with the related notice of the conclusion of such Registration Statement Suspension Event promptly following its availability.

6.

VFSG shall, notwithstanding any termination of this Deed Poll, indemnify and hold harmless each Bondholder (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls that Bondholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding that Bondholder furnished in writing to VFSG by that Bondholder expressly for use therein, or that such Losses result from the use of the Registration Statement by that Bondholder after that Bondholder has received notice of a Registration Statement Suspension Event in accordance with paragraph 4 above; provided, however, that the indemnification contained in this paragraph 6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of VFSG (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall VFSG be liable for any Losses to the extent they arise out of or are based upon a violation which occurs:

(a)	in connection with any failure of that Bondholder to deliver or cause to be delivered a prospectus made available by VFSG in a timely manner;

(b)

as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by VFSG; or

(c)	in connection with any offers or sales effected by or on behalf of that Bondholder in violation of paragraph 4 above.

VFSG shall notify each Bondholder promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this paragraph 6 of which VFSG is aware.

7.

Each Bondholder agrees to, severally and not jointly with any other Bondholder, indemnify and hold harmless VFSG, its directors, officers, agents and employees, and each person who controls VFSG (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding that Bondholder furnished in writing to VFSG by that Bondholder expressly for use therein; provided, however, that the indemnification contained in this paragraph 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of that Bondholder (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of a Bondholder be greater in amount than the dollar amount of the net proceeds received by that Bondholder upon the sale of the Exchange VFSG Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Exchange VFSG Shares by the relevant Bondholder.

8.

For the purposes of this Schedule 1, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to paragraph 6 or 7 above (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to paragraph 6 or 7 above (as applicable).

9.

The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to paragraph 6 or 7 above (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced only to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party shall be entitled to participate in any Third Party Proceeding and to assume the defence thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defence, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defence thereof other than reasonable costs of investigation.

10.

If the indemnification provided under paragraph 6 or 7 above from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in paragraph 6 or 7 above and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this paragraph 10 from any person who was not guilty of such fraudulent misrepresentation. Each Indemnifying Party’s obligation to make a contribution pursuant to this paragraph 10 shall be individual, not joint and several, and in no event shall the liability of a Bondholder hereunder exceed the net proceeds received by that Bondholder upon the sale of the Exchange VFSG Shares giving rise to such indemnification obligation.

11.	Each Bondholder’s rights under this Schedule 1 are conditional upon that Bondholder agreeing to be bound by the terms of this Schedule 1.

List of Omitted Schedule:

Schedule 2 – Form of Deed Poll Exchange Notice

EXECUTED and DELIVERED	)

as a DEED pursuant to Section 41B(1)(c))

of the Companies Act 1967 of	)

Singapore for and on behalf of	)

VINFAST TRADING &	)

INVESTMENT PTE. LTD.	)

by	)	/s/ [***]

a director, in the presence of:	)	Director

/s/ [***]	Signature of Witness

[***]	Name of Witness

[***]	Address of Witness

[***]	Occupation of Witness

Lawyer

Date:

[Signature Page to Deed Poll]